UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011
Newmont Mining Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 863-7414
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On April 19, 2011, Newmont Mining Corporation, a Delaware corporation (the “Company”), held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 493,268,648 shares outstanding and entitled to vote, 375,811,349 shares were represented at the meeting, constituting a quorum of 76.19%. The following matters were voted upon at the Annual Meeting: (1) the election of directors; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2011; (3) the advisory vote on the compensation of the named executive officers; and (4) the advisory vote on the frequency of stockholders advisory votes on executive compensation.
All matters voted on at the Annual Meeting were approved. The voting results are as follows:
Proposal #1 — Election of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Glen A. Barton	298,279,448	35,992,760	5,233,222	36,305,919
Vincent. A. Calarco	301,632,750	35,804,112	2,068,568	36,305,919
Joseph A. Carrabba	333,164,010	3,750,894	2,590,526	36,305,919
Noreen Doyle	335,682,145	650,380	3,172,905	36,305,919
Veronica M. Hagen	328,928,228	3,660,308	6,916,894	36,305,919
Michael S. Hamson	302,753,788	36,036,907	714,735	36,305,919
Richard T. O’Brien	333,722,208	3,752,730	2,030,492	36,305,919
John B. Prescott	302,793,154	35,999,524	712,752	36,305,919
Donald C. Roth	333,739,467	724,471	5,041,492	36,305,919
Simon R. Thompson	338,348,225	567,665	589,540	36,305,919
Proposal #2 — Ratification of Auditors

Votes For	370,302,282
Votes Against	5,024,760
Abstentions	484,307
Proposal #3 — Advisory Vote on the Compensation of the Named Executive Officers

Votes For	323,707,795
Votes Against	10,911,606
Abstentions	4,886,034
Broker Non-Votes	36,305,914

Proposal #4 — Advisory Vote on the Frequency of Stockholders Votes on Executive Compensation

1 Year	247,205,549
2 Years	2,623,109
3 Years	85,982,768
Abstentions	3,694,009
Broker Non-Votes	36,305,914
In accordance with the voting results concerning this proposal, the Company’s board of directors determined that the Company will hold an annual advisory vote on executive compensation.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jeffrey K. Reeser
	Name:	Jeffrey K. Reeser
	Title:	Vice President and Secretary

Dated: April 22, 2011

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